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                                                                    Exhibit 5.02


              [Letterhead of Winthrop, Stimson, Putnam & Roberts]


                               October 16, 2000


Fenwick & West LLP
Two Palo Alto Square
Palo Alto, California 94306


     Re:  Exodus Communications, Inc.
          US$1,000,000,000 aggregate principal amount of
          11 5/8% Senior Notes due 2010 and
          Euro 200,000,000 aggregate principal amount of 11 3/8% Senior Notes due 2008

Ladies and Gentlemen:

     Exodus Communications, Inc., a Delaware corporation (the "Company"), is to file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") in connection with the Company's offer to exchange (the "Exchange Offer") up to US$1,000,000,000 aggregate principal amount of its 11 5/8% Senior Notes due 2010 and Euro 200,000,000 aggregate principal amount of its 11 3/8% Senior Notes due 2008 (collectively, the "New Notes") for equal aggregate principal amounts, respectively, of its outstanding US 11 5/8% Senior Notes due 2010 and Euro 11 3/8% Senior Notes due 2008 (collectively, the "Old Notes"). The Old Notes have been, and the New Notes will be, issued pursuant to separate Trust Indentures each dated as of July 6, 2000 (collectively, the "Indentures") between the Company and HSBC Bank USA, as successor trustee to Chase Manhattan Bank and Trust Company, National Association, (the "Trustee").

     In giving this opinion, we have reviewed copies of the Indentures, the related Instruments of Resignation, Agreement and Acceptance each dated as of September 6, 2000 among the Company, Chase Manhattan Bank and Trust Company, National Association and HSBC Bank USA (the "Instruments of Resignation"), the Old Notes, the forms of the New Notes contained in the Indentures, the separate Exchange and Registration Rights Agreements each dated July 6, 2000 among the Company and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, FleetBoston Robertson Stephens Inc. and Thomas Weisel Partners LLC and such other documents and have made such other inquiries and investigations of law as we have deemed necessary or appropriate as a basis for this opinion. In such review, we have assumed the genuineness of all signatures, the conformity to the original documents of all documents submitted to us as certified or photostatic

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copies, the authenticity of all such documents and all documents submitted to us as original documents and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

     We are members of the bar of the State of New York, and do not express any opinion herein as to matters governed by any law other than the law of the State of New York and the General Corporation Law of the State of Delaware.

     Based upon the foregoing and the assumption that the New Notes have been duly authorized by the Company and subject to the qualifications set forth herein, we are of the opinion that when the New Notes are duly executed and delivered by the Company and authenticated by the authenticating agent in accordance with the provisions of the Indentures and Instruments of Resignation and delivered in exchange for the Old Notes in accordance with the Exchange Offer as described in the Registration Statement, which shall have been declared effective by the Commission, the New Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws of general application relating to or affecting creditors' rights, by general principles of equity (regardless of whether considered in a proceeding at law or in equity), and by an implied covenant of good faith, fair dealing and reasonableness.

     This opinion is delivered to you solely for your use in connection with the Registration Statement and may not be used or relied upon by you for any other purpose or by any other person without our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ WINTHROP, STIMSON, PUTNAM & ROBERTS

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